UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 2, 2017
Date of Report (Date of earliest event reported)

Epoxy, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53669	26-1823118
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2518 Anthem Village Drive, Suite 100
 Henderson NV 89052
(Address of Principal Executive Offices)

1-702-350-2449
  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On November 2, 2017 pursuant to approval by the Board of Directors and shareholders of the Series B Preferred Stock, the Company filed an Amended Certificate of Designation with the Nevada secretary of state in order to amend the certificate of designation for its Series B Preferred Stock.  The Series B Preferred Stock shall vote together on all matters requiring a vote of the Company's shareholders, or where a vote of the Company's shareholders is requested, with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series B Preferred Stock outstanding and as long as at least one of such shares of Series B Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Company or action by written consent of shareholders. Each outstanding share of the Series B Preferred Stock shall represent its proportionate share of the 80% of all votes entitled to be voted (which shall include all common and preferred shares together as one class), which is allocated to the outstanding shares of Series B Preferred Stock.

The filed Certificate of Amendment and Exhibit A thereto are attached hereto as Exhibit 3.1.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 3.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The 1,000,000 shares of Series B Preferred Stock held by David Gasparine, the Company's CEO and CFO, now represent 80% of all votes entitled to be voted at any annual or special meeting of shareholders or action by written consent of the Company's shareholders, resulting in a change of control of the Company.

ITEM 9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amended Certificate of Designation	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOXY, INC. a Nevada corporation

Dated: November 7, 2017	By:	/s/Dave Gasparine
Dave Gasparine President and CEO

2